     As filed with the Securities and Exchange Commission on June 14, 2000
                                                  Registration No. 333-  ______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 VERISIGN, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                               94-3221585
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                               identification no.)

                              1350 Charleston Road
                     Mountain View, California  94043-1331
                    (Address of principal executive offices)

                           1998 Equity Incentive Plan

                       1998 Employee Stock Purchase Plan

                        1998 Directors Stock Option Plan

Options of Network Solutions, Inc. issued under the 1996 Stock Incentive Plan of
             Network Solutions, Inc. and assumed by the Registrant

   Options of Signio, Inc. issued under the 1998 Stock Plan of Signio, Inc.
                         and assumed by the Registrant
                           (Full titles of the plans)

                                  Dana L. Evan
                            Chief Financial Officer
                                 VeriSign, Inc.
                              1350 Charleston Road
                      Mountain View, California 94043-1331
                                 (650) 961-7500
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                            Jeffrey R. Vetter, Esq.
                            R. Gregory Roussel, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306


                                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                           Amount          Proposed Maximum
                                           to be          Offering Price Per          Proposed Maximum             Amount of
Title of Securities to be Registered     Registered              Share            Aggregate Offering Price      Registration Fee
 -------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001......       21,223,984 (1)     $183.47 (2)            $3,810,485,495 (2)           $1,005,969
--------------------------------------------------------------------------------------------------------------------------------

(1) Includes 10,000,000 additional shares reserved for future issuance upon exercise of stock options to be granted under the Registrant's 1998 Equity Incentive Plan, 500,000 additional shares available for future issuance under the Registrant's 1998 Employee Stock Purchase Plan and 250,000 additional shares reserved for future issuance upon exercise of stock options to be granted under the Registrant's 1998 Directors Stock Option Plan pursuant to increases in the number of shares of common stock reserved for issuance under such plans approved on June 8, 2000. Also includes 9,784,757 shares subject to Network Solutions' options pursuant to Network Solutions' 1996 Stock Incentive Plan assumed on June 8, 2000 in connection with the Registrant's acquisition of Network Solutions and 234,227 shares subject to Signio options pursuant to 1998 Stock Plan of Signio, Inc. assumed as of February 29, 2000 in connection with the Registrant's acquisition at Signio.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on June 12, 2000.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)
-------  --------------------

Item 2.  Registrant Information and Employee Plan Annual Information (1)
-------  ---------------------------------------------------------------
 (1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Ace of 1933, as amended (the "SECURITIES ACT") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are incorporated herein by reference:

     (a) The Registrant's annual report on Form 10-K for the year ending December 31, 1999 filed on March 22, 2000 (as amended on Form 10-K/A filed February 3, 2000) filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which contains audited financial statements for the Registrant's latest fiscal year.

     (b) Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2000 filed on May 12, 2000.

     (c) Current Reports on Form 8-K dated January 6, 2000, February 16, 2000, March 7, 2000 (as amended by the Current Report on Form 8-K/A filed March 10, 2000), March 8, 2000.

     (d) The Registrant's Definitive Proxy Statement contained in the Registrant's Proxy Statement/Prospectus filed pursuant to Rule 424 on May 8, 2000.

     (e) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on January 6, 1998, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

                Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

                Not applicable.

Item 6.  Indemnification of Directors and Officers and Limitation of Liability.
------   ---------------------------------------------------------------------

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Amended and Restated Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; (ii) the Registrant may, in its discretion, indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Certificate of Incorporation, its Amended and Restated Bylaws, or agreement; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with defending a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to the certain very limited exceptions; and (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive.

          The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth Registrant's Third Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

          The indemnification provisions in the Registrant's Third Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

          The Registrant has obtained directors' and officers' liability insurance with a per claim and annual aggregate coverage of $5 million.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

          Not applicable

Item 8.  Exhibits
------   --------

Exhibit No.                       Description
----------                        -----------


   4.01* Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

   4.02*    Form of Amended And Restated Bylaws of the Registrant
            (incorporated herein by reference to Exhibit 3.05 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

   4.03 Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant.

   4.04     Amendment to Amended and Restated Bylaws of the Registrant.

   4.05     Registrant's 1998 Equity Incentive Plan.

   4.06     Registrant's 1998 Employee Stock Purchase Plan.

   4.07     Registrant's 1998 Directors Stock Purchase Plan

   4.08 Network Solutions, Inc. 1996 Stock Incentive Plan, including form of stock option agreement.

   4.09 PaymentNet, Inc. 1998 Stock Plan, including form of stock option agreement.

   5.01     Opinion of Fenwick & West LLP.

  23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02     Consent of KPMG LLP.

  23.03     Consent of KPMG LLP.

  23.04     Consent of KPMG, Inc.

  24.01     Power of Attorney (see page II-4).

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9.  Undertakings.
------   ------------

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 12th day of June, 2000.

                                 VERISIGN, INC.

                                 By:   /s/ Stratton D. Sclavos
                                       -----------------------
                                       Stratton D. Sclavos
                                       President, Chief Executive Officer
                                       and Director

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stratton D. Sclavos, Dana L. Evan and Timothy Tomlinson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                          Title                     Date
           ---------                          -----                     ----
   Principal Executive Officer
    and Director:
/s/ Stratton D. Sclavos              President, Chief Executive      June 12, 2000
----------------------------------   Officer and Director
Stratton D. Sclavos

Principal Financial and
  Principal Accounting Officer:

/s/ Dana L. Evan                     Vice President of Finance and   June 12, 2000
----------------------------------   Administration and
Dana L. Evan                         Chief Financial Officer

Additional Directors:

/s/ D. James Bidzos                  Director                        June 12, 2000
----------------------------------
D. James Bidzos

/s/ William Chenevich                Director                        June 12, 2000
----------------------------------
William Chenevich

/s/ Kevin R. Compton                 Director                        June 12, 2000
----------------------------------
Kevin R. Compton

/s/ David J. Cowan                   Director                        June 12, 2000
----------------------------------
David J. Cowan

                                     Director
----------------------------------
Timothy Tomlinson
                                     Director
----------------------------------
William A. Roper, Jr.
                                     Director
----------------------------------
Michael A. Daniels

                                 EXHIBIT INDEX
                                 -------------
Exhibit No.                      Description
----------                       -----------

   4.01* Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

   4.02*    Form of Amended And Restated Bylaws of the Registrant
            (incorporated herein by reference to Exhibit 3.05 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

   4.03 Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant.

   4.04     Amendment to Amended and Restated Bylaws of the Registrant.

   4.05     Registrant's 1998 Equity Incentive Plan.

   4.06     Registrant's 1998 Employee Stock Purchase Plan.

   4.07     Registrant's 1998 Directors Stock Purchase Plan.

   4.08 Network Solutions, Inc. 1996 Stock Incentive Plan, including form of stock option agreement.

   4.09 PaymentNet, Inc. 1998 Stock Plan, including form of stock option agreement.

   5.01     Opinion of Fenwick & West LLP.

  23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02     Consent of KPMG LLP.

  23.03     Consent of KPMG LLP.

  23.04     Consent of KPMG, Inc.

  24.01     Power of Attorney (see page II-4).

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.